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 EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in (a) Amendment No. 3 to the Registration Statement (Form S-3, No. 33-56610) pertaining to shares of common stock IMPCO Technologies, Inc. and in the related Prospectus, (b) Amendment No. 1 to the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (c) the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (d) the Registration Statement (Form S-3, No. 33-37035) pertaining to the 1996 Incentive Stock Option Plan of IMPCO Technologies, Inc. and (e) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan, of our report dated June 30, 1998 except for Note 16, as to which the date is July 27, 1998, with respect to the consolidated financial statements and financial statement schedule of IMPCO Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 1998.

                                                   /s/ Ernst & Young LLP
Long Beach, California
July 28, 1998